UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 West Market Street, Warsaw, Indiana 46580

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(d) Appointment of Interim Chairman and Compensation Committee Member

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal  Officers

(b)	Departure of Directors or Principal Officers

On March 7, 2006, Robert Morris, James Conroy and Manu Bettegowda, each of them affiliated with Olympus Funds and serving as Olympus Funds’ representatives on our Board of Directors, tendered their verbal resignations as directors of our Company. Mr. Morris also resigned as Chairman of the Board and member of the Nominating Committee, while Mr. Conroy and Mr. Bettegowda also resigned as members of the Compensation Committee and Nominating Committee, respectively. All three directors were Class II directors, whose terms expire in 2007.

None of these resignations resulted from any disagreements with the Company. Their resignation letter is attached hereto as Exhibit 99.1.

Olympus Funds were major investors in our Company in connection with our 2000 recapitalization. Prior to June, 2005 Olympus Funds beneficially owned approximately 60% of our common stock and, as a result, Symmetry Medical Inc. was considered a “controlled company” for purposes applicable to SEC and New York Stock Exchange rules governing director independence. As of today’s date, however, Olympus Funds owns only approximately 14% of our common stock. As a result, Olympus has advised us that it is no longer necessary to have continued representation on our board.

The foregoing resignations leave Symmetry Medical with a four member board of directors, three of whom are independent. Although under Symmetry’s bylaws such vacancies are to be filled, for the remaining term, by board appointment, the company intends to propose a nominee for election at the upcoming annual meeting of shareholders to at least one of these vacancies.

(d)	Appointment of Interim Chairman and Committee Member

On March 9, 2006, the board appointed Brian Moore Interim Chairman of the Board, pursuant to Article IV, Section 2 of our Bylaws, to replace Robert Morris as Chairman. The Board also appointed Francis T. Nusspickel to the Compensation Committee to replace James Conroy. The Board has initiated a process to appoint a permanent chairman and to seek additional members of the board.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Resignation Letter of Messrs. Morris, Conroy and Bettegowda, dated March 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY MEDICAL INC.

/s/ Fred Hite
Date: 3/9/06	Name:	Fred Hite

	Title:	Senior Vice President and Chief Financial Officer